The undersigned, being a general partner of Cinema Plus, L.P. (the "Limited Partnership"), an authorized foreign limited partnership duly organized and existing under the laws of the State of Delaware, hereby certifies pursuant to
Section 121-905 of the Revised Limited Partnership Act of
New York as follows:

     1. The name of the Limited Partnership as it appears on the index of names of existing domestic or authorized foreign limited partnerships in the Department of State is Cinema Plus, L.P.

     2.  The jurisdiction of organization of the Limited
Partnership is the State of Delaware

     3. The Limited Partnership surrenders its authority to do business in the State of New York.

     4. The Limited Partnership consents that process against it in any action or special proceeding based upon any liability or obligation incurred by it within the State of New York before the filing of this certificate of surrender may be served on the Secretary of State, after the filing of hereof, in the manner set forth in Section 121-109 of the Revised Limited Partnership Act of New York.

     5. The post office address to which the Secretary of State shall mail a copy of any process served upon him against the Limited Partnership is Entertainment Finance
Services, Inc., 110 East 59th Street, Suite 2100, New York,
New York 10022.

     IN WITNESS WHEREOF, the undersigned, a general partner of the Limited Partnership, has executed this Certificate of Surrender of Authority as of the 30th day of September 1997 and affirms that the statements contained herein are true under penalties of perjury.

                         ENTERTAINMENT FINANCE SERVICES,
INC.,
                         Administrative General Partner


                         By:   /s/ Bradley J. Wecshler
____________
                         Title: President and Sole Director